Exhibit 5

Durham Jones & Pinegar, P.C. 111 South Main Street, Suite 2400 P O Box 4050 Salt Lake City, Utah 84110 801.415.3000 801.415.3500 Fax www.djplaw.com

April 14, 2017
Dynatronics Corporation
7030 Park Centre Drive
Cottonwood Heights, UT 84121

Re: Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Dynatronics Corporation, a Utah corporation (the "Company"), in connection with the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of up to 5,456,500 shares of common stock, no par value per share, of the Company (the "Shares") that may be sold or delivered by the parties listed as selling shareholders in the Registration Statement (the "Selling Shareholders"), which Shares have been issued, or are issuable, by the Company to the Selling Shareholders pursuant to a Securities Purchase Agreement dated March 21, 2017 (including the schedules, exhibits, and supplements thereto, the "Securities Purchase Agreement") by and among the Company and each of the Selling Shareholders as purchasers thereunder:  (i)  as shares of Common Stock underlying certain Units ("Units"), (ii) upon the conversion of the Company's Series B Convertible Preferred Stock (the "Preferred Stock") constituting part of the Units, and (iii) upon the exercise of certain warrants (the "Warrants") constituting part of the Units.  The Shares may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus, and pursuant to Rule 415 under the Securities Act.
In our capacity as counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(i)	the Articles of Incorporation of the Company, as amended and in effect on the date hereof (the "Articles");
(ii)	the Bylaws of the Company, as amended an in effect on the date hereof;
(iii)	the Securities Purchase Agreement;
(iv)	the Registration Rights Agreements by and between the Company and each of the Selling Shareholders as in effect on the date hereof, including all such amendments, supplements and waivers thereto;
(v)	the Registration Statement and all exhibits thereto;
(vi)	the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares; and
(vii)
such other corporate records, documents and other instruments as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Dynatronics Corporation
April 14, 2017
Page

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.
The scope of this opinion is limited to the laws of the State of Utah, including without limitation applicable provisions of the Utah Constitution and reported judicial decisions interpreting these laws. This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We have assumed that, at or prior to the time of the issuance and delivery of any Shares, there will not have occurred any change in law, change in the Preferred Stock, the Warrants or the Company's Articles, or further action by the Company's board of directors, in each case affecting the validity of the issuance of the Shares.
Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares are, or will be when issued pursuant to the terms of the Securities Purchase Agreement, or upon conversion of the Preferred Stock or exercise of the Warrants in accordance with the terms thereof, validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the prospectus constituting a part thereof, and any amendments or supplements thereto, as incorporated by reference in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.
This opinion is intended solely for use in connection with the issuance and sale of the Shares that are the subject of the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,
Durham Jones & Pinegar, P.C.

/s/ Durham Jones & Pinegar, P.C.